Exhibit (p) 1.23

Code of Ethics

12th May 2008

Code of Ethics

Contents

1.	Personal Dealing procedures	3

2.	Insider Dealing	9

3.	Gifts and Entertainment	13

4.	Outside Activities	15

Appendices		16

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Code of Ethics

Purpose of the Code of Ethics

Genesis’s principal business activity is to act as investment manager or adviser to institutional clients. The activities of Genesis individuals in managing their own investments, therefore, may involve conflicts of interest with client activity. The Code of Ethics exists to help Genesis and individuals to manage those conflicts to ensure that neither Genesis nor the individual can be criticised for any actual or perceived conflict of interest.

The following general fiduciary principles shall govern investment activities and the interpretation and administration of this Code of Ethics:

•	The interests of clients must be placed first at all times;

•

All personal securities transactions must be consistent with this Code and in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•	An individual must comply with applicable U.S. federal securities law.

As part of an individual’s contract of employment with Genesis, employees undertake to comply with these procedures.

Any failure to comply with them may result in disciplinary action, and any deliberate attempt to avoid or circumvent these rules will incur disciplinary action and may result in immediate dismissal without notice.

However, this Code does not attempt to identify all possible conflicts of interest and literal compliance with each of its specific provisions will not necessarily protect an individual from liability for personal trading or other conduct that violates a fiduciary duty to Genesis clients.

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1.	Personal Dealing Procedures

As part of your contract of employment with Genesis, you undertake to comply with these procedures. Any failure to comply with them may result in disciplinary action, and any deliberate attempt to avoid or circumvent these rules will incur disciplinary action and may result in immediate dismissal without notice on the grounds of “Gross Misconduct”. References to the Compliance Officer shall include members of the Compliance Department or Legal Counsel.

1.1	What Is Covered?

“Covered Securities” includes all securities, derivatives, bank debt, trade claims and similar investments unless specifically excluded below. Covered Securities include, without limitation, the following:

•	Debt and equity securities (whether or not such securities are public or private) including holdings in non-U.S. pooled vehicles;

•	Options on securities, indices, or currencies; and

•	All forms of limited partnership and limited liability company interests, including interests in private investment funds (such as hedge funds) and interests in investment clubs.

The term “Covered Securities” does not include the following:

•	Direct obligations issued by the U.S. government (e.g., treasury securities);

•	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt obligations, including repurchase agreements;

•	Investments in currencies (excluding options thereon);

•	Shares issued by money market funds; and

•	Shares of open-ended U.S. registered mutual funds other than:

(i)	ETFs;

(ii)	mutual funds advised or sub-advised by Genesis; or,

(iii)	mutual funds managed by Affiliates of AMG (see Appendix 2).

A “Restricted Security” is any security issued by a company within the Genesis emerging markets universe. A Restricted Security also includes, without limitation, any Covered Security that:

(a)	a Genesis client owns or is in the process of buying or selling;

(b)	is issued by an entity that appears on Genesis’ Restricted List which is maintained in the Common directory under Compliance (generally this would include any securities for which trading is prohibited based on Genesis’ possession or potential possession of inside information);

(c)	may be considered for potential investment by a Genesis client as determined by a Compliance Officer, in his sole discretion;

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Code of Ethics

(d)	is issued by a pooled vehicle managed by Genesis;

(e)	is issued by Affiliated Managers Group, Inc.; or,

(f)	is issued by a company which may be considered operating in the Gulf Cooperation Council countries of Saudi Arabia, United Arab Emirates, Kuwait, Qatar, Bahrain, and Oman.

1.2	Who Is Covered by the Code of Ethics?

A Supervised Person as used herein shall refer to (i) each Genesis partner and employee; (ii) each member of the Guernsey Operating Committee; and (iii) those other individuals as designated in writing by the Compliance Officer.

“Access Persons” are a subset of these Supervised Persons and shall include (i) each Genesis partner and employee; (ii) those other individuals as designated in writing by the Compliance Department. (Access Persons are subject to all the requirements of Supervised Persons and to those additional requirements for Access Persons as noted herein.)

The Personal Account Dealing requirements set forth herein apply to “Personal Accounts” beneficially owned by Supervised Persons or their “Immediate Family Members” (as such terms are defined in Appendix 1).

Any questions regarding the application of these terms should be referred to the Compliance Department.

1.3	Prior Approval Procedure

1.3.1	Access Persons

Access Persons and their Immediate Family Members are prohibited from engaging in any transaction in Restricted Securities without the prior written approval of the Compliance Officer, in his sole discretion (subject to the procedures herein).

Prior approval must be sought using the PA Dealing Request Form (see Appendix 3). This must first be signed by the Access Person and then by each of the following provided each is satisfied that a conflict of interest does not arise:

•	A dealer from the dealing desk; the dealer must confirm that there is no open order in existence for any client in the security in question;

•

A portfolio manager; the portfolio manager will confirm, having consulted other investment personnel as necessary, that there is no activity in the security under consideration for any client fund; and,

•	The Compliance Officer.

The Access Person is required to complete the final section of Appendix 3 under which they confirm, a) that the order was dealt as approved, or b), that the order was not transacted.

An approval to transact will be valid for 24 hours. If a deal is not executed within that time, then a further request should be made for approval.

A specific “Share Sell Form” (Appendix 3A) must be completed for staff wishing to sell GEMF shares.

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1.3.2	Supervised Persons

Supervised Persons who are not also Access Persons (ie. non-executive members of the Guernsey Operating Committee) and their Immediate Family Members are not required to obtain prior written approval for transactions in Restricted Securities as set forth in 1.3.1 above unless:

(i)	the Supervised Person knew or, in the ordinary course of fulfilling his duties, should have known that during the 15 day period immediately before or after his transaction, such security was traded or considered for trade in a Genesis client account; or,

(ii)	the security is on the Restricted List.

1.3.3	Exemptions

The approval procedures in 1.3.1 and 1.3.2 above do not apply upon the exercise of rights by an issuer pro rata to all holders of a class of shares, or the acquisition of shares through stock dividends, dividend reinvestments, stock splits, mergers or similar corporate actions generally applicable to all holders of such shares.

The approval procedures also do not apply with respect to transactions effected pursuant to an automatic dividend reinvestment plan provided the Compliance Officer has agreed in advance.

1.4	Will Prior Approval Be Refused?

Subject to the policies and standards set forth herein, prior approval shall be at the discretion of the Compliance Officer.

Approval will be automatically refused for any dealing in any security which is currently being purchased or sold for one or more Genesis clients. Where an Access Person wishes to deal in the opposite direction to the client transaction - i.e. client buys and Access Person sells or client sells and employee buys - the Access Person must wait seven calendar days (six clear days) to remove any suggestion that the Access Person might benefit from any market effect of the client trade. Access Persons may not deal in the seven calendar days before an order is placed for a client fund.

Where in the opinion of the Compliance Officer taking into account the size, type of transaction and exchange upon which dealt he is satisfied that no material detriment to other investors may result due to the liquidity of the market and its ability to react to trading activity, a shorter period may be determined as appropriate.

Permission will not be given for any dealing if it is known that a client order is in contemplation.

Where permission to deal is given and a subsequent decision to deal for clients within seven calendar days is taken, that fact will be reported to the Compliance Officer who will consider whether the Access Person concerned should disgorge any profit made on the transaction.

Where permission for a personal deal is refused, the staff member should not procure or encourage anyone else to enter into such a transaction.

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1.5	Other Restrictions

1.5.1	Short Term Trading

An Access Person (and Immediate Family Members) shall not profit from the purchase and sale, or sale and purchase, of any Covered Security within 60 days. Exceptional circumstances may be brought to the attention of the Compliance Officer and an exemption may be sought.

1.5.2	Initial Public Offerings

Supervised Persons (and Immediate Family Members) are prohibited from acquiring any Beneficial Ownership in any Covered Security issued in connection with an initial public offering.

The Compliance Officer will not likely grant any exceptions for investments in initial public offerings unless:

(a)	the offering is part of a “spin-off” or similar offering and the Supervised Person’s ability to participate is the direct result of the Supervised Person’s ownership of the shares of the parent company, or,

(b)	a “demutualization” or similar transaction of a mutual bank, insurance company or similar issuer occurs, provided that;

(i)	the Supervised Person’s ability to participate is the direct result of the Supervised Person’s ownership of insurance policies or deposits issued or maintained by the issuer and;

(ii)	the allocation of shares available for acquisition by the Supervised Person is based on the Supervised Person’s ownership of these policies or deposits.

In such circumstances, a Supervised Person should seek the approval of the Compliance Officer as set forth in 1.3 above.

1.5.3	Limited Offerings

Participation in a limited offering (e.g. private placement) by a Supervised Person (and Immediate Family Members) in any Covered Security requires the prior written approval of the Compliance Officer in accordance with the procedures set forth above.

1.5.4	After Hours Trading

No Supervised Person shall be entitled to purchase or sell shares of any mutual fund for which Genesis acts as investment advisor or sub-advisor at any time following the close of the market on which such shares are traded.

1.5.5	US Mutual Funds

No Supervised Person shall engage in the purchase or sale of any shares of

(a)	any registered mutual funds for which Genesis acts as investment advisor or sub-advisor, or,

(b)	any registered mutual funds which are managed by Affiliates of AMG (see Appendix 2).

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1.6	Choice of Broker

Other than as set forth below for Restricted Securities, all personal dealings may be transacted through a broker of the individual’s choice. The broker’s name and in whose name the account is maintained should be disclosed as part of the reporting requirements set forth below (if such information is not contained on the trade confirmation or account statements as provided).

The house nominated broker should be used for trades in Restricted Securities.

Specific approval can be obtained from the Compliance Officer to use another broker for Restricted Securities transactions provided adequate reason is given to support such a request.

1.7	Broker Confirmations

The house broker will automatically provide a trade confirmation to the Compliance Officer.

For trades through other brokers, Access Persons must arrange for a duplicate trade confirmation for transactions in all Covered Securities to be delivered to the Compliance Officer within 10 business days of execution. Such period may be extended at the discretion of the Compliance Officer.

Supervised Persons must also provide duplicate trade confirmations for transactions where consent of the Compliance Officer was required pursuant to Section 1.3.2 above.

1.8	Initial, Quarterly and Annual Holdings Reports

1.8.1	Each Supervised Person must submit to the Compliance Officer initial, quarterly and annual holdings reports disclosing:

(a)	Covered Securities in which the Supervised Person or his or her Immediate Family Members have any Beneficial Ownership or direct or indirect investment authority; and,

(b)	the name of the broker, dealer or bank with which the Supervised Person maintains an account in which any Covered Securities are held for his direct or indirect benefit (each, a “Holdings Report”).

Every Supervised Person must submit a Holdings Report, within the following time frames:

•

No later than 10 days after becoming an Supervised Person, and the information contained in the report must be current as of a date no more than 45 days prior to the date of becoming an Supervised Person;

•	No later than 30 days after the end of each calendar quarter; with respect to transactions during such quarter;

•	Once each year, and the information contained in the report must be current as of a date no more than 45 days prior to the date the report is submitted.

A Supervised Person may elect to have his initial and subsequent trades input into the confidential database maintained by the Compliance Officer or his designate

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and the Compliance Officer will prepare the quarterly and annual report for approval by the Supervised Person based on the information provided.

Such reports shall be reviewed by the Compliance Officer. The Compliance Officer will produce a report for the Operating Committee (no less than annually) which shall include any issues arising under the Code including but not limited to material violations under this Code of Ethics and any sanctions imposed as a result thereof.

1.9	Declaration

An initial and annual declaration is required from each Supervised Person. Through this declaration, each Supervised Person confirms among other things that:

(a)	All relevant dealings have been notified to the Compliance Department; and

(b)	Where applicable, any trusts that have been established and which have been notified as being non-discretionary, remain so and that the Supervised Person employee does not have the capacity to recommend or influence.

As and when the Code of Ethics is amended, the Compliance Officer will circulate the amended Code and bring material changes to the attention of Supervised Persons. A written acknowledgement that Supervised Persons have received, read and understood the amendments will be required for all substantive changes.

1.10	Reporting of Violations

If a Supervised Person becomes aware of any violation of the Code of Ethics, the individual is required to report such violation to the Compliance Officer promptly. It is Genesis’s policy to investigate the potential violation promptly and confidentially. Retaliation against any individual who reports a violation is prohibited and constitutes a further violation of this Code of Ethics.

1.11	Maintenance of Records

The Compliance Officer will retain the following records:

•	A copy of the completed PA Dealing Request Forms including reasons supporting the purchase of securities in limited offerings or IPOs

•	Broker confirmations

•	Initial, Quarterly and Annual holding Reports

•	Annual declarations from Supervised Persons

•	A Copy of the Code of Ethics that is in effect or within the past five years was in effect

•	Records of violations of the Code and action taken as a result of such action

•	A record of all written acknowledgements of receipt of the Code and amendments for all persons who are or within the past five years were employees.

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Code of Ethics

2.	Insider Dealing

Introduction

Genesis’s reputation for integrity and high ethical standards in the conduct of its affairs is of paramount importance. To preserve this reputation, it is essential that all transactions in securities be effected in conformity with applicable securities laws. In particular, it is Genesis’s policy that no employee should knowingly trade in securities on the basis of material, non-public information. This is sometimes referred to as “insider trading”.

This Section constitutes Genesis’s Statement of Policies and Procedures on Insider Dealing (the “Statement”) and is issued in response to legislative and regulatory initiatives and activities.

In November, 1988, the Insider Trading and Securities Fraud Enforcement Act of 1988 (“the Act”) was enacted into US law. The Act is designed to add to the enforcement of securities laws, particularly in the area of insider trading, by imposing severe penalties on persons who violate the laws by trading on material, non-public information. The Act also imposes on broker-dealers and investment advisers the explicit obligation to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of inside information. In addition, in recent years insider trading has become a top enforcement priority of the SEC and the United States Attorneys. As a result of insider trading violations, both the firm and the employee(s) involved could be subject to disciplinary action or fines by the SEC, damage actions brought by private parties and criminal prosecutions.

Similarly, Part V of the UK Criminal Justice Act 1993 makes it a criminal offence with a maximum penalty of seven years’ imprisonment and an unlimited fine, for an individual who has non-public information to deal in price-affected securities (including warrants or derivatives relating to them) on a regulated market, or to deal with or through a professional intermediary or by acting himself as a professional intermediary.

Purpose of Statement

The purpose of this statement is to explain:

i)	the general legal prohibitions regarding insider trading;

ii)	the meaning of the key concepts underlying the prohibition;

iii)	the sanctions for insider trading and expanded liability for controlling persons; and

iv)	your obligations in the event you learn of material, non-public information. This Statement is intended to cover both the US and UK prohibition on insider dealing.

Applicability

This Statement applies to all Supervised Persons as set forth in the Code of Ethics and whether they deal for client account or their personal account.

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The Basic Insider Trading Prohibition

In general, the “insider trading” legislation and the related rules prohibit any person from:

•	trading while in possession of material, non-public information;

•	communicating (“tipping”) such information to others;

•	recommending the purchase or sale of securities on the basis of such information; or

•	providing substantial assistance to someone who is engaged in any of the above activities,

in breach of a duty of trust or confidence owed by that person directly or indirectly to the issuer.

In addition, an SEC rule prohibits an individual from trading while in possession of material, non-public information relating to a tender offer, whether or not trading involves a breach of duty, except for a firm acting in compliance with Chinese Wall procedures.

Although Genesis has a fiduciary relationship with its clients, Genesis has no legal obligation to trade or recommend trading on the basis of information its employees know to be “inside” information. In fact, such conduct could violate the federal securities laws.

Basic Concepts

The Act does not specifically define insider trading. However, US federal law prohibits knowingly or recklessly purchasing or selling directly or indirectly a security while in possession of material, non-public information or communicating (“tipping”) such information in connection with a purchase or sale. Under current case law, the SEC must establish that the person misusing the information has breached either a fiduciary duty to the shareholders or some other duty not to misappropriate insider information. Thus, the key aspects of insider trading are: (a) materiality, (b) non-public information, (c) knowing or reckless action and (d) breach of fiduciary duty or misappropriation.

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Sanctions and Liabilities

Sanctions

Insider trading violations may result in severe sanctions being imposed on the individual(s) involved and on Genesis. These could involve SEC administrative sanctions, such as being barred from employment in the securities industry, SEC suits for disgorgement and civil penalties of, in the aggregate, up to three times profits gained or losses avoided by the trading, private damage suits brought by persons who traded in the market at about the same time as the person who traded on inside information, and criminal prosecution which could result in substantial fines and jail sentences.

Similarly, Part V of the UK Criminal Justice Act 1993 makes it a criminal offence with a maximum penalty of seven years’ imprisonment and an unlimited fine, for an individual to engage in insider dealing.

Even in the absence of legal action, violation of insider trading prohibitions or failure to comply with this Statement and the Code may result in termination of your employment and referral to the appropriate authorities.

Controlling Persons

The Act increases the liability of “controlling persons” - defined to include both an employer and any person with the power to influence or control the activities of another. For purposes of the Act, any individual or firm that is a director or officer exercising policy making responsibility is presumed to be a controlling person. Thus, a controlling person may be liable for another’s actions as well as his or her own.

A controlling person of an insider trader or tipper may be liable if such person failed to take appropriate steps once such person knew of, or recklessly disregarded the fact that the controlled person was likely to engage in, a violation of the insider trading limitations. The Act does not define the terms, but “reckless” is discussed in the legislative history as a “heedless indifference as to whether circumstances suggesting employee violations actually exist.”

A controlling person of an insider trader or tipper may also be liable if such person failed to adopt and implement measures reasonably designed to prevent insider trading. This Statement and the Code are designed for this purpose, among others.

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Procedures to be followed when receiving inside information

General

Whenever a Supervised Person receives what he or she believes may be material, non-public information, he or she:

•

should not trade on his or her own behalf or on behalf of a client, private proprietary accounts or other accounts in the securities to which the information relates, tip the information to others or recommend purchase or sale of securities while that information remains non- public.

•	should promptly contact the Compliance Officer and refrain from disclosing the information to anyone else, unless specifically advised to do so by the Compliance Officer.

If any person believes that they are in receipt of inside information or are compromised by virtue of a close relative being an “insider” this should be reported to the Compliance Officer and the security will be considered a Restricted Security.

Supervised Persons are embraced by restrictive requirements in circumstances where close relatives (typically spouses) and other connected persons e.g. related directors and employees themselves become “insiders”.

In such circumstances, the Supervised Person must immediately notify the Compliance Officer confidentially in writing (e-mail should not be used for this purpose) and confirm the period during which the close relative remains an “insider”.

During such period, the affected security will be considered a Restricted Security and the situation monitored closely. On no account should the affected security or fact that it has been reported be discussed with anyone other than the Genesis Compliance Department.

The treatment as a Restricted Security operates to ensure that persons within the Genesis do not act or appear to act on inside information held by themselves or others connected to them by kinship or employment.

The primary interest is to avoid potential conflicts of interest and avoid potential embarrassment or censure of the individual and the Firm.

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3.	Gifts and Entertainment

Genesis generally prohibits employees from receiving gifts, gratuities and other inducements from any person or entity that does business with Genesis or from any entity which is a potential client investment. As set forth below, Genesis has adopted specific policies, restrictions and procedures to be observed by employees with respect to business-related gifts and related matters

3.1	Giving of Gifts and Hospitality

3.1.1	General

It is absolutely forbidden for Supervised Persons to provide any gift or inducement to any party which conflicts with their duty to Clients.

3.1.2	Giving of Gifts

It is not Genesis’s policy to provide gifts of any sort.

If it is a member of staff’s wish to give a gift it should be cleared with the Compliance Officer beforehand.

3.1.3	Provision of Hospitality

Hospitality may only be provided in the presence of at least one member of Genesis and preferably when more than one is present. All hospitality that is provided should be reasonable given the circumstances. Please be advised that additional prohibitions or restrictions may apply with respect to gifts and/or entertainment extended to certain public officials. Please refer to the Compliance Officer if you have any questions.

If a member of staff considers that the hospitality could be regarded by an independent observer as being excessive, they should clear the item with the Compliance Officer before the hospitality is provided.

3.1.4	Requests for Charitable or Political Contributions from Clients

Where at all possible, requests for Charitable Contributions from clients should be politely declined. However, where Supervised Persons feel that it is impossible to do this without causing offence, the payment should be cleared with the Compliance Officer before payment. All requests for political contributions from clients shall be declined and referred to the Compliance Officer.

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3.2	Accepting Gifts or Hospitality

3.2.1	General

It is absolutely forbidden for Supervised Persons to receive any gift or inducement from any party which conflicts to their duty to clients.

3.2.2	Accepting Gifts

Gifts should only be accepted from Clients or service providers where they are reasonable and are in keeping with the nature of the relationship. Cash or its equivalent should always be declined. Where it is impossible to refuse a gift that is clearly inappropriate, the recipient should notify the Compliance Officer. The gift will either be retained for Genesis use or distributed amongst all members of staff.

All gifts with a monetary value of more than £25 should be reported to the Compliance Officer.

3.2.3	Receiving Hospitality

A modest level of entertaining is part of commercial life and inevitably Genesis’s suppliers will offer hospitality to Supervised Persons. Hospitality is subject to the general rule of appropriateness. Supervised Persons are forbidden from accepting hospitality when members of the providing supplier are not present. Therefore if a supplier provides tickets to an event but does not propose to attend himself, the tickets supplied should be treated as a gift rather than hospitality and subject to those rules. Similarly, travel to and from hospitality should not be accepted unless it is clearly part of the event, is provided to all attendees and is in the company of the provider.

Examples of hospitality that may be considered non-permissible include hospitality received from brokers to whom Genesis sends brokerage, including, but not limited to:

•	Transportation expenditures, such as airfare or rental car costs, when the cost of such expenditures can be calculated and reimbursed;

•	Hotel or other lodging accommodation expenditures, when the cost of such expenditures can be calculated and reimbursed; or

•

Tickets to major sporting events, where the face value of the tickets exceeds the de minimis value, as determined by the Compliance Officer (e.g., World Cup tickets, Wimbledon final round tickets, etc.).

Any hospitality with an open market value of more than £100 should be reported to the Compliance Officer.

Due to the potential for serious embarrassment to Genesis non compliance will be regarded as a serious disciplinary offence.

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4.	Outside Activities

Due to the potential for conflicts of interest and insider trading issues all Supervised Persons are discouraged from engaging in outside activities or investment activities that may interfere with their Genesis duties.

On a Publicly Traded Company

No Supervised Person shall serve on the board of directors of publicly traded companies without prior authorisation of the Compliance Officer. If such an authorisation is provided, the Compliance Officer will determine how to isolate the Supervised Person serving as a director from participating in investment decision with respect to the pertinent company on a case by case basis.

Other Activities

Supervised Persons must seek the approval of the Compliance Officer prior to acceptance of any outside business affiliations including directorships of private companies, consulting engagements, public/charitable positions, fiduciary appointments or executorship, trusteeship or power of attorney (other than with respect to a family member) appointment to a creditor committee.

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Appendices

Appendix 1:	Personal Accounts

Appendix 2:	List of Funds managed by AMG Affiliates

Appendix 3:	Personal Account Dealing Request Form

Appendix 3A:	Share Sell Form (Staff GEMF share sales)

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Appendix 1

Personal Accounts

“Personal Account” means any brokerage or other securities account in which a Covered Person or the “Immediate Family Members” of a Covered Person have any direct or indirect “Beneficial Ownership”.

Immediate Family Members

Persons deemed to be “Immediate Family Members” include a Covered Person’s:

•	Spouse or domestic partner (unless the spouse or domestic partner does not live in the same household and the Covered Person does not contribute in any way to his or her support);

•	Children under the age of 18;

•	Children who are age 18 or older, only if they live in the same household with the Covered Person; and

•

Any of the following persons who live in the Covered Person’s household: stepchildren, grandchildren, parents, step-parents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

Beneficial Ownership

A Covered Person or his or her Immediate Family Members are deemed to have “Beneficial Ownership” of a Personal Account if they, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect opportunity to profit or share in any profit derived from the relevant Personal Account.

For a full definition of Beneficial Ownership, refer to Rule 16a-1(a) (2) under the Securities Exchange Act of 1934 (the “Exchange Act”).

Exemption – A Personal Account shall not include transactions for Covered Securities held in any account over which the person has no direct or indirect influence or control.

June 2007

Appendix 2

AMG Affiliated Mutual Funds (Updated May 2008)

Name of Affiliate	Name of Affiliated Fund
Mutual Funds (sponsored)		Symbol

Friess	Brandywine Advisors Fund	BWAFX
	Brandywine Blue Fund	BLUEX
	Brandywine Fund	BRWIX

Managers	Managers Bond	MGFIX
	Managers Emerging Markets Equity	MEMEX
	Managers Fixed Income	MFDAX, MFDBX,
MFDCX, MFDYX

	Managers Global Bond	MMAFX
	Managers High Yield	MHHAX, MHHBX,
MHHCX, MHHYX

	Managers Intermediate Duration Government	MGIDX
	Managers International Equity	MGITX
	Managers Money Market	MGMXX
	Managers Short Duration Government	MGSDX
	Managers Small Company	MSCFX
	Managers Special Equity	MGSEX, MSEIX
	Managers Value	MGIEX
	Managers Fremont Global Fund	MGGBX
	Managers Small Cap Fund	MSSCX
	Managers Fremont Micro-Cap Fund	MMCFX
	Managers Fremont Institutional Micro-Cap Fund	MIMFX
	Managers Real Estate Securities Fund	MRESX
	Managers Fremont Bond Fund	MBDFX
	Managers California Intermediate Tax-Free Fund	MCATX

	Managers AMG Chicago Equity Partners Balanced	MBEAX, MBEBX,
MBECX, MBEYX

	Managers AMG Chicago Equity Partners Mid-Cap	MKPYX, MKPAX,
MKPBX, MKPCX
	Managers AMG Essex Small/Micro Cap Growth Fund	MBRSX, MBRCX
	Managers AMG Essex Growth Fund	MEAIX
	Managers AMG Essex Large Cap Growth Fund	MGCAX
	Managers AMG FQ Tax-Managed U.S. Equity Fund	MFQTX, MFQAX, MFQCX
	Managers AMG FQ Global Alternatives Fund	MGAAX, MGACX
	Managers AMG FQ U.S. Equity Fund	MEQFX, FQUAX, FQUCX
	Managers AMG Skyline Special Equities Portfolio	SKSEX
	Managers AMG Systematic Mid Cap Value Fund	SYAMX, MSYAX, MSYCX
	Managers AMG Systematic Value Fund	MSYSX, MSYAX, MSYCX
	Managers AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
	Managers AMG TimesSquare Small Cap Growth Fund	TSCIX, TSCPX

Third Avenue	Third Avenue International Value Fund	TAVIX
	Third Avenue Real Estate Value Fund	TAREX
	Third Avenue Small-Cap Value Fund	TASCX
	Third Avenue Value Fund	TAVFX
Third Avenue Variable Series Trust

Tweedy, Browne	Tweedy, Browne Value Fund	TWEBX
	Tweedy, Browne Global Value Fund	TBGVX
	Tweedy, Browne Worldwide High Dividend Yield Value Fund	TBHDX

May 2008

Name of Affiliate	Name of Affiliated Fund
Mutual Funds (subadvised)		Symbol

AQR	GuideStone International Equity	GIEZX

Chicago Equity	Managers AMG Chicago Equity Partners Balanced	MBEAX, MBEBX,
MBECX, MBEYX

	Managers AMG Chicago Equity Partners Mid-Cap	MKPYX, MKPAX,
MKPBX, MKPCX

40/86 Series Trust - Equity Portfolio
40/86 Series Trust - Balanced Portfolio
Northern Lights JNF Balanced (Fixed Income Portion)
	Pacific Capital Growth Stock Fund	PCGSX, PGFCX, PGRSX
	Pacific Capital Growth & Income Fund	PMDYX
	Pacific Capital Mid-Cap Fund	PMDAX, PMACX,
	Pacific Capital Value Fund	PCVYX

Davis Hamilton	Monteagle Quality Growth Equity	MFGIX

Essex Managers	AMG Essex Growth Fund	MEAIX
	Managers AMG Essex Large Cap Growth Fund	MGCAX
	Managers AMG Essex Small/Micro Cap Growth Fund	MBRSX, MBRCX
	Riversource Small Cap Growth Fund	AXSCX, ASGBX, APRCX
Prudential Retirement Essex Small/Micro Growth Fund
Principal Partners SmallCap Growth Fund
Principal Variable Contracts Fund, SmallCap Growth Fund
Callan Diversified Alpha Small Cap Fund

First Quadrant	Managers AMG FQ Tax-Managed U.S. Equity Fund	MFQTX, MFQAX,
MFQCX
	Managers Fremont Global Fund	MMAFX
	Managers AMG First Quadrant US Equity Fund	MEQFX, FQUAX, FQUCX
	Managers AMG FQ Global Alternatives Fund	MGAAX, MGACX
	WT Fund Family - Wilmington Multi-Manager Large Cap Fund	WMLIX, WMMLX
AssetMark Small/Mid Cap Value Fund
SEI Real Return Plus Fund

Friess	Masters Select Equity	MSEFX
	Masters Select Smaller Companies	MSSFX

Frontier	M Funds, Inc.
The Hirtle Callahan Trust - The Small Capitalization Equity Portfolio

Genesis	Frank Russell Emerging Markets Fund	REMAX, REMCX,
REMEX, REMSX
	GuideStone International Equity	GIEZX

Renaissance	American Beacon Large Cap Growth Fund	ALCGX
American Fidelity Dual Strategy Fund
	USAA Growth	USAAX

Skyline	Managers Special Equity Fund	MGSEX
	Managers AMG Skyline Special Equities Portfolio	SKSEX

May 2008

Name of Affiliate	Name of Affiliated Fund

Mutual Funds (subadvised) (continued)		Symbol

Systematic	Small Cap Multi-Managers Series/Wilmington Investment Trust	WMSIX
	Managers AMG Systematic Mid Cap Value Fund	SYAMX, SYCMX, SYIMX
	Managers AMG Systematic Value Fund	MSYSX, MSYAX, MSYCX
	Riversource Select Value Fund	AXVAX, AXVBX, ACSVX
Riversource Variable Portfolios Select Value Fund
	Wells Fargo Equity Value Portfolio	WLVAX, WLVBX, WLVCX
AGF Harmony U.S. Equity Pool
Wilshire Large Company Value
Vantagepoint Select Value

Third Avenue	Aegon Transamerica Series Third Ave Value Fund
	Focused Multi-Cap Value Fund	SFVAX
Metlife Third Avenue Small-Cap Value Fund
Seasons Series Trust Focus Value
Touchstone Third Avenue Value Fund
Ofi Select Third Avenue US Equity
AIC Global Focus Real Estate
AIC Global Focus Trust
AIC Global Focus Corp. Class
Litman Gregory Masters Select International Fund
TA Idex Third Avenue Value
TA Idex Asset Allocation Funds
GMS Alpha + World Equity
GMS Alpha + III
GMS Alpha + V

TimesSquare	Managers Small Cap Fund	MSSCX
	GuideStone Small Cap Equity	GSCZX
	SunAmerica Focused Mid-Cap Growth	FMGWX
	The Vantagepoint Funds	VPAOX
	Managers AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
	Managers AMG TimesSquare Small Cap Growth Fund	TSCIX, TSCPX

May 2008

Appendix 3

Personal Account Dealing Request

Employee / Applicant Name:	Date:
Deal for:	Time:
Relationship:	Broker:

BUY/SELL

Name of Security:	Amount:

Representations and Warranties

a.	I am not in possession of any material non-public information regarding the issue of the security.

b.	I am familiar with the Genesis Code of Ethics and Personal Account Dealing Procedures and acknowledge my formal obligations thereunder and warrant that this application does not conflict with these or any special conditions that have been imposed.

Stage 1 –Dealer Checks

Stop list	Y*	N	*Automatic refusal

Outstanding client order	Y*	N

Client deals within last 7 days	Same direction		Opposite direction*

Signed:	Date:	Time:

Stage 2 – Portfolio Manager Approval

I confirm no conflict with recent, current or prospective client activity.

Signed:	Date:

Stage 3 – Compliance Department Approval

I confirm no apparent conflict with the Firm’s regulatory obligations to the best of my knowledge and belief having exercised due diligence in the context of this report.

Signed:	Date:	Time:

Valid until:

Compliance comments (including any condition/precedent that may be applied):

Confirmation (please select one):

☐	I confirm this transaction was executed within the time limit and complied with the representations set out above.

☐	I confirm this transaction was not executed.

Signed:	Date:	Time:

July 2007

Appendix 3A

Share Sell Form

Genesis Emerging Markets Fund Limited

I, the undersigned, hereby authorise Clodagh Brennan to sell on behalf of:

Employee:	Employee signature:

Security holder:	Time:	Date:

House Broker:	Smith & Williamson Investment Management 25 Moorgate, London EC2R 6AY Tel: +44 20 7131 4000

SELL

Name of Undertaking:	Genesis Emerging Markets Fund Limited
Name of Security:	Participation Preference Shares	No. of Shares/ Amount:

Representations and Warranties

a.	I am familiar with the Genesis Code of Ethics and Personal Account Dealing Procedures and acknowledge my formal obligations thereunder and warrant that this application does not conflict with these or any special conditions that have been imposed.

b.	I understand that the sale of the shares are subject to the Genesis Code of Ethics and as a London listed Fund of particular relevance to GEMF are the Close Period rules as sales may not normally take place during a Close Period.

Stage 1 – Close Period Check – MR (or in his absence, GK)

Is GEMF currently in a closed period?	Y* ☐	N ☐	*Referral to GK or MM

Signed:	Date:	Time:

Stage 2 – Compliance Department Approval

I confirm no apparent conflict with the Firm’s regulatory obligations to the best of my knowledge and belief having exercised due diligence in the context of this report.

Signed:	Date:	Time:

Valid until:

Stage 3 – Confirmation

Confirmation:	I confirm this transaction was executed within the time limit. I confirm this transaction was not executed.

Signed:	Date:	Time:

August 2007